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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



GK Intelligent Systems, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 5, 1999, relating to the financial statements of GK Intelligent Systems, Inc. appearing in the Company's Transition Report on Form 10-KSB for the seven months ended December 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                                     BDO SEIDMAN, LLP

Houston, Texas
April 30, 1999